2Q25 QUARTERLY UPDATE July 15, 2025

2 • Revenue Growth: Revenue of $5.0bn up 9% YoY • Expense Discipline: Expense of $3.2bn up 4% YoY • Margin Expansion: – 495 bps of operating leverage(b) – Pre-tax margin of 37% up 3%-pts YoY • Improved Profitability: – ROE of 14.7% up 2.0%-pts YoY – ROTCE(a) of 27.8% up 3.2%-pts YoY • Attractive Capital Returns: Returned $1.2bn to common shareholders, including $346mm of dividends and $895mm of share repurchases – 92% payout ratio year-to-date – Declared 13% increase of quarterly common stock dividend in 3Q25 2Q25 Financial Highlights + 27% Revenue: Pre-tax Margin: EPS: + 9% 37% ROTCE(a): 28% Tier 1 Leverage: 6.1% Expenses: + 4% (a) Represents a non-GAAP measure. See page 13 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE. (b) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. Note: Above comparisons are 2Q25 vs. 2Q24, unless otherwise noted.

Mid-year Business Update

Multi-year transformation is gaining momentum with tangible results starting to demonstrate BNY's medium- to long-term potential

BE MORE FOR OUR CLIENTS

- New **commercial model** starting to show increasing effectiveness
  - Two consecutive quarters of record sales performance
  - Increasing number of multi-product relationships
  - Higher organic growth
- Pace of continuous **product innovation** accelerating



Total Revenue Growth
3%
7%
5%
8%
FY22 FY23 FY24 1H25



Fee Revenue Growth
= Organic
= All other
0%
(1)%
6%
5%
FY22 FY23 FY24 1H25

RUN OUR COMPANY BETTER

- Transition into **platforms operating model** progressing, with >50% of employees transitioned into the model as of the end of 1H25
  - First platforms activated in early 2024 starting to show maturity in the model, including faster delivery times, enhanced service quality, increased innovation, along with greater efficiency
- On track for ~$0.5bn of **incremental investments** and ~$0.5bn of **efficiency savings** in 2025



Expense Growth
(excluding notable items)(a)
5%
3%
1%
3%
FY22 FY23 FY24 1H25



Pre-tax Margin
21%
24%
31%
34%
FY22 FY23 FY24 1H25

POWER OUR CULTURE

- Rounded out the **executive leadership team**
- Welcoming ~3,000 **interns and analysts** to BNY this summer
- Further expanded **learning pathways**
- Enabling culture by embracing **development and adoption of AI**



Eliza AI Platform Adoption
N/A
N/A
36%
96%
FY22 FY23 FY24 1H25



Enterprise AI Solutions and Digital Employees
= AI Solutions
= Digital Employees
24
30
40
67 66
FY22 FY23 FY24 1H25

(a) Represents a non-GAAP measure. See pages 14 and 15 in the Appendix for the corresponding reconciliation of the non-GAAP measure of noninterest expense growth excluding notable items. Noninterest expense – GAAP year-over-year growth was 3% for the six months ended June 30, 2025, (4)% for the year ended December 31, 2024, 2% for the year ended December 31, 2023 and 13% for the year ended December 31, 2022.
N/A – not applicable.

3

BNY

2Q25 Financial Results

$mm, except per share data or unless otherwise noted	2Q25	1Q25	2Q24	2Q25 vs. 1Q25	2Q25 vs. 2Q24
Income Statement					
Investment services fees	$2,583	$2,411	$2,359	7%	9%
Investment management and performance fees	758	739	761	3	—
Foreign exchange revenue	213	156	184	37	16
Other fee revenue	87	97	94	(10)	(7)
Total fee revenue	**$3,641**	**$3,403**	**$3,398**	**7%**	**7%**
Investment and other revenue	184	230	169	N/M	N/M
Net interest income	1,203	1,159	1,030	4	17
Total revenue	**$5,028**	**$4,792**	**$4,597**	**5%**	**9%**
Provision for credit losses	(17)	18	—	N/M	N/M
Noninterest expense	3,206	3,252	3,070	(1)	4
Income before income taxes	**$1,839**	**$1,522**	**$1,527**	**21%**	**20%**
Net income applicable to common shareholders	$1,391	$1,149	$1,143	21%	22%
Avg. common shares and equivalents outstanding *(mm)* - diluted	720	727	752	(1)%	(4)%
EPS	**$1.93**	**$1.58**	**$1.52**	**22%**	**27%**
Key Performance Indicators					
Operating leverage[(a)]				**633 bps**	**495 bps**
Pre-tax margin	**37%**	**32%**	**33%**		
ROE	14.7%	12.6%	12.7%		
ROTCE[(b)]	**27.8%**	**24.2%**	**24.6%**		
Non-GAAP measures, excluding notable items[(c)]					
Adjusted total revenue	$5,028	$4,752	$4,597	6%	9%
Adjusted noninterest expense	3,194	3,212	3,077	(1)	4
Adjusted EPS	1.94	1.58	1.51	23	28
Adjusted operating leverage				**637 bps**	**558 bps**
Adjusted pre-tax margin	**37%**	**32%**	**33%**		
Adjusted ROTCE	**27.9%**	**24.2%**	**24.4%**		

(a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b) Represents a non-GAAP measure. See page 13 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE.
(c) Each of the below line items represents a non-GAAP measure. See pages 13 and 14 in the Appendix for the corresponding reconciliations of these non-GAAP measures excluding notable items.
N/M – not meaningful.

4

BNY

Capital and Liquidity

	2Q25	1Q25	2Q24
Consolidated regulatory capital ratios[a]			
Tier 1 capital ($mm)	$25,472	$24,783	$23,006
Average assets for Tier 1 leverage ratio ($mm)	420,131	397,513	394,672
Tier 1 leverage ratio	**6.1%**	**6.2%**	**5.8%**
Common Equity Tier 1 ("CET1") capital ($mm)	$20,149	$19,505	$18,671
Risk-weighted assets ($mm)	175,058	169,262	164,094
CET1 ratio	**11.5%**	**11.5%**	**11.4%**
Supplementary leverage ratio ("SLR")	6.9%	6.9%	6.8%
Consolidated regulatory liquidity ratios[a]			
Liquidity coverage ratio ("LCR")	112%	116%	115%
Net stable funding ratio ("NSFR")	131%	132%	132%
Capital returns			
Cash dividends per common share	$0.47	$0.47	$0.42
Common stock dividends ($mm)	$346	$343	$322
Common stock repurchases ($mm)	895	746	601
Total capital return ($mm)	**$1,241**	**$1,089**	**$923**
Total payout ratio	89%	95%	81%
Profitability			
ROE	14.7%	12.6%	12.7%
ROTCE[b]	27.8%	24.2%	24.6%
Adjusted ROTCE[c]	**27.9%**	**24.2%**	**24.4%**

CAPITAL

- **Tier 1 leverage ratio** of 6.1% down 17bps QoQ
  - Tier 1 capital of $25.5bn increased $689mm QoQ, primarily reflecting capital generated through earnings and a net increase in accumulated other comprehensive income, partially offset by capital returned through common stock repurchases and dividends
  - Average assets for Tier 1 leverage ratio of $420.1bn increased $22.6bn QoQ
- **CET1 ratio** of 11.5% flat QoQ
  - CET1 capital of $20.1bn increased $644mm QoQ, primarily reflecting capital generated through earnings and a net increase in accumulated other comprehensive income, partially offset by capital returned through common stock repurchases and dividends
  - RWA of $175.1bn increased by $5.8bn QoQ

LIQUIDITY

- **LCR** of 112% down 4%-pts QoQ
- **NSFR** of 131% down 1%-pt QoQ

(a) Note: See page 12 in the Appendix for corresponding footnote.
(b) Represents a non-GAAP measure. See page 13 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE.
(c) Represents a non-GAAP measure. See page 13 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE excluding notable items.

5

BNY

6 1,030 1,048 1,194 1,159 1,203 2Q24 3Q24 4Q24 1Q25 2Q25 2Q25 vs.   2Q25   1Q25   2Q24   Total assets $439 5% 6% Total interest-earning assets $376 6% 6% Cash and reverse repo 150 9 5 Loans 71 2 4 Investment securities 147 4 7 Noninterest-bearing $50 3% 1% Interest-bearing 251 7 6 Total deposits $300 6% 5%                Net Interest Income and Balance Sheet Trends Net Interest Income ($mm) 1.15% 1.16% 1.32% 1.30% 1.27% 2Q24 3Q24 4Q24 1Q25 2Q25 Net Interest Margin Balance Sheet Trends ($bn, average) • Net interest income of $1,203mm up 17% YoY and up 4% QoQ – QoQ increase primarily reflecting the continued reinvestment of maturing investment securities at higher yields and balance sheet growth, partially offset by changes in deposit mix • Net interest margin of 1.27% up 12 bps YoY and down 3 bps QoQ • Avg. total deposits of $300bn up 5% YoY and up 6% QoQ

Securities Services

Select Income Statement Data

$mm, unless otherwise noted	2Q25	2Q25 vs. 1Q25	2Q25 vs. 2Q24
Asset Servicing	$1,094	3%	7%
Issuer Services	376	41	17
Total investment services fees	**$1,470**	**11%**	**10%**
Foreign exchange revenue	175	29	22
Other fees[a]	60	(8)	7
Investment and other revenue	94	N/M	N/M
Net interest income	675	7	13
Total revenue	**$2,474**	**8%**	**10%**
Provision for credit losses	(13)	N/M	N/M
Noninterest expense	1,620	2	4
Income before income taxes	**$867**	**22%**	**26%**

Key Performance Indicators

$bn, unless otherwise noted	2Q25	1Q25	2Q24
Pre-tax margin	35%	31%	31%
Assets under custody and/or administration ("AUC/A")*(trn)*[b][c]	$40.1	$38.1	$35.7
Deposits *(average)*	$186	$176	$178
Issuer Services			
Total debt serviced *(trn)*	$14.3	$13.9	$14.1
Number of sponsored Depositary Receipts programs	482	488	516

- **Total revenue** of $2,474mm **up 10% YoY**
  - Investment services fees up 10% YoY
    - > Asset Servicing up 7% YoY, primarily reflecting higher market values and client activity
    - > Issuer Services up 17% YoY, primarily reflecting higher Depositary Receipts fees
  - Foreign exchange revenue up 22% YoY
  - Net interest income up 13% YoY
- **Noninterest expense** of $1,620mm **up 4% YoY**, primarily reflecting higher investments, employee merit increases, higher revenue-related expenses and the unfavorable impact of the weaker U.S. dollar, partially offset by efficiency savings
- **Income before income taxes** of $867mm **up 26% YoY**

Note: See page 12 in the Appendix for corresponding footnotes.
N/M – not meaningful.

7

BNY

Market and Wealth Services

Select Income Statement Data

$mm, unless otherwise noted	**2Q25**	**2Q25 vs. 1Q25**	**2Q25 vs. 2Q24**
Pershing	$513	2%	8%
Clearance and Collateral Management	385	6	14
Treasury Services	209	—	3
Total investment services fees	**$1,107**	**3%**	**9%**
Foreign exchange revenue	30	3	30
Other fees[(a)]	63	(3)	9
Investment and other revenue	36	N/M	N/M
Net interest income	506	2	21
Total revenue	**$1,742**	**3%**	**13%**
Provision for credit losses	(6)	N/M	N/M
Noninterest expense	897	4	8
Income before income taxes	**$851**	**4%**	**21%**

Key Performance Indicators

$bn, unless otherwise noted	**2Q25**	**1Q25**	**2Q24**
Pre-tax margin	49%	48%	46%
AUC/A *(trn)*[(b)(c)]	$15.4	$14.7	$13.4
Deposits *(average)*	$97	$92	$91
Pershing			
AUC/A *(trn)*[(b)]	$2.8	$2.7	$2.6
Net new assets (U.S. platform)[(d)]	(10)	11	(23)
Daily average revenue trades ("DARTs") (U.S. platform) *('000)*	334	298	280
Average active clearing accounts *('000)*	8,405	8,406	8,057
Treasury Services			
U.S. dollar payment volumes *(daily average)*	246,250	244,673	241,253
Clearance and Collateral Management			
Average collateral balances	$7,061	$6,576	$6,085

- **Total revenue** of $1,742mm **up 13% YoY**
  - Investment services fees up 9% YoY
    - > Pershing up 8% YoY, primarily reflecting higher client activity and market values
    - > Clearance and Collateral Management up 14% YoY, primarily reflecting higher collateral management balances and clearance volumes
    - > Treasury Services up 3% YoY, primarily reflecting net new business
  - Foreign exchange revenue up 30% YoY
  - Net interest income up 21% YoY
- **Noninterest expense** of $897mm **up 8% YoY**, primarily reflecting higher investments and litigation reserves, employee merit increases and higher revenue-related expenses, partially offset by efficiency savings
- **Income before income taxes** of $851mm **up 21% YoY**

Note: See page 12 in the Appendix for corresponding footnotes.
N/M – not meaningful.

8

BNY

Investment and Wealth Management

Select Income Statement Data

$mm, unless otherwise noted	2Q25	2Q25 vs. 1Q25	2Q25 vs. 2Q24[a]
Investment management fees[a]	$748	2%	(1)%
Performance fees	10	N/M	N/M
Distribution and servicing fees	69	1	—
Other fees[b]	(76)	N/M	N/M
Investment and other revenue[c]	9	N/M	N/M
Net interest income	41	—	(5)
Total revenue	**$801**	**3%**	**(2)%**
Provision for credit losses	—	N/M	N/M
Noninterest expense[a]	653	(9)	(2)
Income before income taxes	**$148**	**135%**	**(1)%**
Total revenue by line of business:			
Investment Management[a]	$531	5%	(3)%
Wealth Management	270	(1)	(1)
Total revenue	**$801**	**3%**	**(2)%**

Key Performance Indicators

$bn, unless otherwise noted	2Q25	1Q25	2Q24
Pre-tax margin	19%	8%	18%
Deposits *(average)*	$9	$10	$11
Assets under management ("AUM")[d]	$2,106	$2,008	$2,045
Long-term active strategies net flows	$(2)	$(2)	$2
Index net flows	(22)	(11)	(4)
Short-term strategies net flows	7	(5)	(7)
Total net flows	$(17)	(18)	(9)
Wealth Management			
Client assets[e]	$339	$327	$308

- **Total revenue** of $801mm **down 2% YoY**
  - Investment Management down 3% YoY, primarily reflecting the mix of AUM flows and the adjustment for certain rebates (offset in noninterest expense)[a], partially offset by higher market values, the favorable impact of the weaker U.S. dollar and higher equity investment income
  - Wealth Management down 1% YoY, primarily reflecting lower net interest income and changes in product mix, partially offset by higher market values
- **Noninterest expense** of $653mm **down 2% YoY**, primarily reflecting lower revenue-related expenses (including the adjustment for certain rebates[a]) and efficiency savings, partially offset by higher severance expense and the unfavorable impact of the weaker U.S. dollar
- **Income before income taxes** of $148mm **down 1% YoY**
- **AUM** of $2.1trn **up 3% YoY**, primarily reflecting higher market values and the favorable impact of the weaker U.S. dollar, partially offset by cumulative net outflows
- Wealth Management **client assets** of $339bn **up 10% YoY**, primarily reflecting higher market values

(a) Effective 1Q25, an adjustment for certain rebates, which were previously recorded as distribution and servicing expense, began to be reflected as a reduction of investment management fees. These amounts totaled approximately $20 million for all periods presented and impacted the year-over-year variances for investment management fees and related revenue subtotals, noninterest expense and Investment Management total revenue in the table above.
Note: See page 12 in the Appendix for corresponding footnotes.
N/M – not meaningful.

9
BNY

10 $mm, unless otherwise noted 2Q25 1Q25 2Q24 Fee revenue $(15) $(28) $(4) Investment and other revenue 33 62 29 Net interest (expense) (19) (9) (25) Total revenue $(1) $25 $— Provision for credit losses 2 4 1 Noninterest expense 36 88 15 (Loss) before income taxes $(39) $(67) $(16)                 Other Segment Select Income Statement Data • Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense – QoQ decrease primarily reflecting net losses on sales of securities • Noninterest expense increased YoY, primarily reflecting higher staff expense and the net impact of the adjustments to the FDIC special assessment, partially offset by lower litigation reserves; QoQ decrease primarily reflecting lower litigation reserves and severance expense Select Income Statement Data

2025 Financial Outlook Update

	ORIGINAL 2025 OUTLOOK	1H25 PERFORMANCE	UPDATED 2025 OUTLOOK
Net Interest Income	Up Mid-Single-Digits % YoY[a]	Up 14% YoY	Up High-Single-Digits % YoY[a]
Fee Revenue	Up YoY	Up 5% YoY	Up YoY
Expenses *(excluding notable items)*	Up 1 - 2% YoY[b]	Up 3% YoY[c]	Up ~3% YoY[b]
Total Payout Ratio	100% +/-	92%	100% +/-
Operating Leverage[d]	Positive	Reported: 424 bps Adjusted: 412 bps[c]	Positive

(a) Note: Original 2025 financial outlook based on market-implied forward interest rates as of year-end 2024. Updated 2025 financial outlook based on market-implied forward interest rates as of June 30, 2025.
(b) Represents a forward-looking non-GAAP financial measure. See "Cautionary Statement" on page 16 for information regarding forward-looking non-GAAP financial measures.
(c) Represents a non-GAAP measure. See page 14 in the Appendix for the corresponding reconciliations of these non-GAAP measures excluding notable items.
(d) Operating leverage is the rate of increase (decrease) in total revenue growth less the rate of increase (decrease) in total noninterest expense growth.

11

BNY

12 Footnotes Page 5 – Capital and Liquidity (a) Regulatory capital and liquidity ratios for June 30, 2025 are preliminary. For our CET1 ratio, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for June 30, 2025, March 31, 2025 and June 30, 2024 was the Standardized Approach. Page 7 – Securities Services (a) Other fees primarily include financing-related fees. (b) June 30, 2025 information is preliminary. (c) Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Trust Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $2.0 trillion at June 30, 2025, $1.9 trillion at March 31, 2025 and $1.7 trillion at June 30, 2024. Page 8 – Market and Wealth Services (a) Other fees primarily include financing-related fees. (b) June 30, 2025 information is preliminary. (c) Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business. (d) Net new assets represent net flows of assets (e.g., net cash deposits and net securities transfers, including dividends and interest) in customer accounts in Pershing LLC, a U.S. broker-dealer. Page 9 – Investment and Wealth Management (a) (b) Other fees primarily include investment services fees. (c) Investment and other revenue is net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds. (d) June 30, 2025 information is preliminary. Represents assets managed in the Investment and Wealth Management business segment. (e) June 30, 2025 information is preliminary. Includes AUM and AUC/A in the Wealth Management line of business.

13  $mm 2Q25 1Q25 2Q24 Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP $1,391 $1,149 $1,143 Add: Amortization of intangible assets 11 11 13 Less: Tax impact of amortization of intangible assets 2 3 3 Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets — Non-GAAP $1,400 $1,157 $1,153 Less: Disposal gain(a) — 32 — Less: Severance expense(b) (27) (25) (22) Less: Litigation reserves(b) 16 (1) — Less: FDIC special assessment(b) 5 (5) 29 Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items — Non-GAAP $1,406 $1,156 $1,146 Average common shareholders’ equity $37,892 $36,980 $36,044 Less: Average goodwill 16,748 16,615 16,229 Less: Average intangible assets 2,850 2,849 2,834 Add: Deferred tax liability – tax deductible goodwill 1,236 1,226 1,213 Add: Deferred tax liability – intangible assets 668 666 655 Average tangible common shareholders’ equity – Non-GAAP $20,198 $19,408 $18,849 Return on common equity(c) – GAAP 14.7% 12.6% 12.7% Adjusted return on common equity(c) – Non-GAAP 14.8% 12.6% 12.7% Return on tangible common equity(c) – Non-GAAP 27.8% 24.2% 24.6% Adjusted return on tangible common equity(c) – Non-GAAP 27.9% 24.2% 24.4%            Return on Common Equity and Tangible Common Equity Reconciliation (a) Reflected in Investment and other revenue. (b) Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively. (c) Returns are annualized.

14 Select Income Statement Data Reconciliation of Non-GAAP Measures – Impact of Notable Items 2Q25 vs. YTD25 vs.  $mm, except per share amounts 2Q25 1Q25 2Q24 1Q25 2Q24 YTD25 YTD24 YTD24 Total revenue – GAAP $5,028 $4,792 $4,597 5% 9% $9,820 $9,124 8% Less: Disposal gain(a) — 40 — 40 — Adjusted total revenue, ex-notables — Non-GAAP $5,028 $4,752 $4,597 6% 9% $9,780 $9,124 7% Noninterest expense – GAAP $3,206 $3,252 $3,070 (1)% 4% $6,458 $6,246 3% Less: Severance expense(b) 34 32 29 66 65 Less: Litigation reserves(b) (16) 2 2 (14) 4 Less: FDIC special assessment(b) (6) 6 (38) — (38) Adjusted noninterest expense, ex-notables — Non-GAAP $3,194 $3,212 $3,077 (1)% 4% $6,406 $6,215 3% Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP $1,391 $1,149 $1,143 21% 22% $2,540 $2,096 21% Less: Disposal gain(a) — 32 — 32 — Less: Severance expense(b) (27) (25) (22) (52) (49) Less: Litigation reserves(b) 16 (1) — 15 (2) Less: FDIC special assessment(b) 5 (5) 29 — 29 Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation — Non-GAAP $1,397 $1,148 $1,136 22% 23% $2,545 $2,118 20% Diluted earnings per share – GAAP $1.93 $1.58 $1.52 22% 27% $3.51 $2.77 27% Less: Disposal gain(a) — 0.04 — 0.04 — Less: Severance expense(b) (0.04) (0.03) (0.03) (0.07) (0.06) Less: Litigation reserves(b) 0.02 — — 0.02 — Less: FDIC special assessment(b) 0.01 (0.01) 0.04 — 0.04 Adjusted diluted earnings per share — Non-GAAP $1.94 $1.58 $1.51 23% 28% $3.52 $2.80 26% Operating leverage – GAAP(c) 633 bps 495 bps 424 bps Adjusted operating leverage — Non-GAAP(c) 637 bps 558 bps 412 bps Pre-tax operating margin – GAAP(d) 37% 32% 33% Adjusted pre-tax operating margin — Non-GAAP(d) 37% 32% 33% (e) (a) Reflected in Investment and other revenue. (b) Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively. (c) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. (d) Income before taxes divided by total revenue. See the 2Q25 Earnings Release for additional information. (e) Does not foot due to rounding.

15 2024 vs. 2023 vs. 2022 vs.  $mm 2024 2023 2022 2021 2023 2022 2021 Noninterest expense – GAAP $12,701 $13,295 $13,010 $11,514 (4)% 2% 13% Less: Severance expense(a) 240 267 215 31 Less: Litigation reserves(a) 44 94 134 98 Less: Goodwill impairment — — 680 — Less: FDIC special assessment(a) (63) 632 — — Adjusted noninterest expense, ex-notables — Non-GAAP $12,480 $12,302 $11,981 $11,385 1% 3% 5% Select Income Statement Data Reconciliation of Non-GAAP Measures – Impact of Notable Items (a) Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.

16 A number of statements in our presentations, the accompanying slides and the responses to questions on our conference call discussing our quarterly results may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about The Bank of New York Mellon Corporation’s (the “Corporation,” “we,” “us,” or “our”) capital plans including dividends and repurchases, total payout ratio, financial performance, fee revenue, net interest income, expenses, cost discipline, efficiency savings, operating leverage, pre-tax margin, capital ratios, organic growth, pipeline, deposits, interest rates and yield curves, securities portfolio, taxes, investments, including in technology and product development, innovation in products and services, artificial intelligence, digital assets, client experience, strategic priorities and initiatives, acquisitions, related integration and divestiture activity, transition to a platforms operating model, capabilities, resiliency, risk profile, human capital management and the effects of the current and near-term market and macroeconomic outlook on us, including on our business, operations, financial performance and prospects. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially as we complete our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. Forward-looking statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “momentum,” “ambition,” “aspiration,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change. By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors. These factors include: escalating tariff and other trade policies and the resulting impacts on market volatility and global trade, changing levels of inflation and the corresponding impacts on macroeconomic conditions, client behavior and our funding costs; liquidity and interest rate volatility; potential recessions or slowing of growth in the U.S., Europe and other regions; the impacts of continued or escalating hostilities in the Middle East; political uncertainty regarding operational and policy changes at U.S. government agencies; our ability to execute against our strategic initiatives; potential increased regulatory requirements and costs; and the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2024 (the “2024 Annual Report”) and our other filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements about the timing, profitability, benefits and other prospective aspects of business and expense initiatives, our financial outlook and our medium-term financial targets, and how they can be achieved, are based on our current expectations regarding our ability to execute against our strategic initiatives, as well as our balance sheet size and composition, and may change, possibly materially, from what is currently expected. Statements about our outlook on net interest income are subject to various factors, including interest rates, continued quantitative tightening, re-investment yields and the size, mix and duration of our balance sheet, including with respect to deposits, loan balances and the securities portfolio. Statements about our outlook on fee revenue are subject to various factors, including market levels, client activity, our ability to win and onboard new business, lost business, pricing pressure and our ability to launch new products to, and expand relationships with, existing clients. Statements about our outlook on expenses are subject to various factors, including investments, revenue- related expenses, efficiency savings, merit increases, inflation and currency fluctuations. Statements about our medium-term financial targets at our business segments are similarly subject to the factors described above, but may be more significantly impacted by positive or negative events or trends that have a disproportionate impact on a particular business segment. Statements about our target Tier 1 leverage ratio and CET1 ratio are subject to various factors, including capital requirements, interest rates, capital levels, risk-weighted assets and the size of our balance sheet, including deposit levels. Statements about the timing, manner and amount of any future common stock dividends or repurchases, as well as our outlook on total payout ratio, are subject to various factors, including our capital position, capital deployment opportunities, prevailing market conditions, legal and regulatory considerations and our outlook for the economic environment. Statements about our future effective tax rate are subject to various factors including, changes in the tax rates applicable to us, changes in our earnings mix, our profitability, the assumptions we have made in forecasting our expected tax rate, the interpretation or application of existing tax statutes and regulations, as well as any corporate tax legislation that may be enacted or any guidance that may be issued by the U.S. Internal Revenue Service. You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events. Non-GAAP Measures. In this presentation, the accompanying slides and our responses to questions, we may discuss certain non-GAAP measures in detailing our performance, which exclude certain items or otherwise include components that differ from GAAP. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance. Additional disclosures relating to non-GAAP measures are contained in our reports filed with the SEC, including the 2024 Annual Report, the second quarter 2025 earnings release and the second quarter 2025 financial supplement, which are available at www.bny.com/investorrelations. Forward-Looking Non-GAAP Financial Measures. From time to time we may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for expenses excluding notable items and for return on tangible common equity. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results. Cautionary Statement